Exhibit 1.1
EXECUTION VERSION

BOYD GAMING CORPORATION
16,500,000 Shares of Common Stock
UNDERWRITING AGREEMENT
August 1, 2013
Deutsche Bank Securities Inc.
J.P. Morgan Securities LLC
As Representatives of the several
Underwriters listed on Schedule A hereto

c/o Deutsche Bank Securities Inc.
60 Wall Street, 4th Floor
New York, New York 10005

c/o J.P. Morgan Securities LLC
383 Madison Avenue
New York, New York 10179

Ladies and Gentlemen:
Boyd Gaming Corporation, a Nevada corporation (the “Company”), confirms its agreement with the several Underwriters named in Schedule A hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof) for whom Deutsche Bank Securities Inc. and J.P. Morgan Securities LLC are acting as representative (the “Representatives”), with respect to (i) the sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of shares of Common Stock, par value $0.01 per share, of the Company (“Common Stock”) set forth in Schedule A hereto and (ii) the grant by the Company to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of 2,475,000 additional shares of Common Stock. The aforesaid 16,500,000 shares of Common Stock (the “Initial Securities”) to be purchased by the Underwriters and all or any part of the 2,475,000 shares of Common Stock subject to the option described in Section 2(b) hereof (the “Option Securities”) are herein called, collectively, the “Securities.”
The Company understands that the Underwriters propose to make a public offering of the Securities as soon as the Underwriters deem advisable after this Agreement has been executed and delivered.

The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a shelf registration statement on Form S-3 (File No. 333-180908), including a form of prospectus (the “Base Prospectus”), covering the public offering and sale of certain securities, including the Securities, under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder (the “Securities Act Regulations”). Such registration statement has been declared effective by the Commission under the Securities Act and means, as of any time, such registration statement as amended by any post-effective amendments thereto to such time, including the exhibits and any schedules thereto at such time, the documents incorporated or deemed to be incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the Securities Act and the documents otherwise deemed to be a part thereof as of such time pursuant to Rule 430B under the Securities Act Regulations (“Rule 430B”), is referred to herein as the “Registration Statement;” provided, however, that the “Registration Statement” without reference to a time means such registration statement as amended by any post-effective amendments thereto as of the time of the first contract of sale for the Securities, which time shall be considered the “new effective date” of such registration statement with respect to the Securities within the meaning of paragraph (f)(2) of Rule 430B, including the exhibits and schedules thereto as of such time, the documents incorporated or deemed incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the Securities Act and the documents otherwise deemed to be a part thereof as of such time pursuant to the Rule 430B. The Base Prospectus, as supplemented by each preliminary prospectus (including any preliminary prospectus supplement) used in connection with the offering of the Securities, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, is collectively referred to herein as a “preliminary prospectus.” Promptly after execution and delivery of this Agreement, the Company will prepare and file a final prospectus relating to the Securities in accordance with the provisions of Rule 424(b) under the Securities Act Regulations (“Rule 424(b)”). The final prospectus, in the form first furnished or made available to the Underwriters for use in connection with the offering of the Securities, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, are collectively referred to herein as the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (or any successor system) (“EDGAR”).
As used in this Agreement:
“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the Securities Act Regulations (“Rule 433”), including without limitation any “free writing prospectus” (as defined in Rule 405 of the Securities Act Regulations (“Rule 405”)) relating to the Securities that is (i) required to be filed with the Commission by the Company, (ii) a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) exempt from filing with the Commission pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).
“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors (other than a “bona fide electronic road show,” as defined in Rule 433), as evidenced by its being specified in Schedule B-2 hereto.
“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.
“Pricing Disclosure Package” means any Issuer General Use Free Writing Prospectuses issued at or prior to the Time of Sale, the most recent preliminary prospectus (including any documents incorporated therein by reference) that is distributed to investors prior to the Time of Sale and the information included on Schedule B-1 hereto, all considered together.
“Time of Sale” means 5:00 P.M., New York City time, on August 1, 2013 or such other time as agreed by the Company and the Representatives.
All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” (or other references of like import) in the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to include all such financial statements and schedules and other information incorporated or deemed incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be, prior to the execution and delivery of this Agreement; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to include the filing of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”), incorporated or deemed to be incorporated by reference in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be, at or after the execution and delivery of this Agreement.
SECTION 1.Representations and Warranties. The Company hereby represents, warrants and covenants to each Underwriter that, as of the Time of Sale, the Closing Date (as defined below) and any Date of Delivery (as defined below):
(a)    Registration Statement and Prospectuses. The Company meets the requirements for use of Form S-3 under the Securities Act. The Securities have been and remain eligible for registration by the Company on such registration statement. Each of the Registration Statement and any post-effective amendment thereto has become effective under the Securities Act. No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the Securities Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated. The Company has complied with each request (if any) from the Commission for additional information.
Each of the Registration Statement and any post-effective amendment thereto, at the time of its effectiveness and at each deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2) under the Securities Act Regulations, complied in all material respects with the requirements of the Securities Act and the Securities Act Regulations. Each preliminary prospectus, the Prospectus and any amendment or supplement thereto, at the time each was filed with the Commission, complied in all material respects with the requirements of the Securities Act Regulations and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.
The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, when they became effective or at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission under the Exchange Act (the “Exchange Act Regulations”).
(b)    Accurate Disclosure. Neither the Registration Statement nor any post-effective amendment thereto, at its effective time, at the Closing Date or at any Date of Delivery, contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. As of the Time of Sale, neither (A) the Pricing Disclosure Package nor (B) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the Pricing Disclosure Package, includes an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Neither the Prospectus nor any amendment or supplement thereto (including any prospectus wrapper), as of the date of such Prospectus, at the time of any filing with the Commission pursuant to Rule 424(b), at the Closing Date or at any Date of Delivery, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus, at the time the Registration Statement became effective or when such documents incorporated by reference were filed with the Commission, as the case may be, when read together with the other information in the Registration Statement, the Pricing Disclosure Package or the Prospectus, as the case may be, did not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company makes no representations or warranties with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, any post-effective amendment thereto, the Pricing Disclosure Package, any individual Issuer Limited Use Free Writing Prospectus, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(b) hereof.
(c)    Issuer Free Writing Prospectuses. No Issuer Free Writing Prospectus conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein, and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified; provided, however, that the Company makes no representations or warranties with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, any post-effective amendment thereto, the Pricing Disclosure Package, any individual Issuer Limited Use Free Writing Prospectus, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(b) hereof.
(d)    Company Not Ineligible Issuer. At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Securities Act Regulations) of the Securities and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer.
(e)    The Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Company.
(f)    Authorization of the Securities. The Securities to be purchased by the Underwriters from the Company will on the Closing Date and the Date of Delivery, as applicable, have been duly authorized for issuance and sale pursuant to this Agreement and, when issued and delivered against payment of the purchase price therefor in accordance with the terms of this Agreement, will be validly issued, fully paid and non‑assessable, and the issuance of the Securities is not subject to the preemptive or other similar rights of any securityholder of the Company.
(g)    Descriptions of the Securities. The Securities will conform in all material respects to the respective statements relating thereto contained in the Registration Statement (or any amendment thereto), the Pricing Disclosure Package or the Prospectus (or any amendment or supplement thereto). No holder of Securities will be subject to personal liability by reason of being such a holder.

(h)    Registration Rights. There are no persons with registration rights or other similar rights to have any securities registered for sale pursuant to the Registration Statement or otherwise registered for sale or sold by the Company under the Securities Act pursuant to this Agreement, other than those rights that have been disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus and have been waived.
(i)    No Material Adverse Change. Except as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto), subsequent to the respective dates as of which information is given in the Registration Statement, the Pricing Disclosure Package and the Prospectus, respectively, (exclusive of any amendment or supplement thereto): (i) there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition (financial or otherwise), or in the earnings, business or operations, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, considered as one entity (any such change is called a “Material Adverse Change”); (ii) the Company and its subsidiaries, considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business nor entered into any material transaction or agreement not in the ordinary course of business; and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company.
(j)    Independent Accountants. Deloitte & Touche LLP, which expressed its opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) filed with the Commission and supporting schedules included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus is an independent registered public accounting firm within the meaning of the Securities Act, the Exchange Act and the rules of the Public Company Accounting Oversight Board.
(k)    Preparation of the Financial Statements; Other Data. The financial statements, together with the related schedules and notes, included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus present fairly, in all material respects, the consolidated financial position of the entities to which they relate as of and at the dates indicated and the results of their operations and cash flows for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles as applied in the United States (“GAAP”) applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. The historical audited financial data set forth in the Prospectus under the caption “Prospectus Supplement Summary—Summary Consolidated Financial Data” fairly present the information set forth therein on a basis consistent with that of the audited financial statements contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus. The statistical and market‑related data and forward‑looking statements included in the

Registration Statement, the Pricing Disclosure Package and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate in all material respects and represent their good faith estimates that are made on the basis of data derived from such sources. Except as included or incorporated by reference therein, no financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package or the Prospectus under the Securities Act or the Securities Act Regulations. All disclosures contained in the Registration Statement, the Pricing Disclosure Package or the Prospectus, or incorporated by reference therein, regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Securities Act, to the extent applicable. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus fairly present the information called for in all material respects and have been prepared in accordance with the Commission's rules and guidelines applicable thereto (the “XBRL Data”).
(l)    Incorporation and Good Standing of the Company. The Company each “significant subsidiary” of the Company (as such term is defined in Rule 1-02 of Regulation S-X) (each, a “Significant Subsidiary” and, collectively, the “Significant Subsidiaries”) has been duly incorporated or formed, as applicable, and is validly existing as a corporation or limited liability company, as applicable, in good standing under the laws of the jurisdiction of its incorporation or formation, and has corporate or limited liability company, as applicable, power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Pricing Disclosure Package or the Prospectus and to enter into and perform its obligations under this Agreement. The Company and each Significant Subsidiary is duly qualified as a foreign corporation or limited liability company to transact business and is in good standing or equivalent status in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Change.
(m)    Capitalization. The authorized, issued and outstanding shares of capital stock of the Company are as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus in the column entitled “Actual” under the caption “Capitalization” (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Registration Statement, the Pricing Disclosure Package and the Prospectus or pursuant to the exercise of convertible securities or options referred to in the Registration Statement, the Pricing Disclosure Package and the Prospectus). The outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non‑assessable. None of the outstanding shares of capital stock of the Company were issued in violation of the preemptive or other similar rights of any securityholder of the Company.

(n)    Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required. Neither the Company nor any of the Significant Subsidiaries is in violation of its charter, bylaws or similar constitutive document. Neither of the Company nor any of the Significant Subsidiaries nor, as it relates to the Company’s subsidiaries, to each of the Company’s and the Significant Subsidiaries’ knowledge, any of its subsidiaries is (i) in default (or, with the giving of notice or lapse of time, would be in default) (“Default”) under any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other instrument to which the Company or any of its subsidiaries is a party or by which either of them may be bound (including, without limitation, the Indenture, dated as of June 8, 2012, among the Company, the guarantors named therein, U.S. Bank National Association, as trustee, as amended, restated, supplemented or modified from time to time the (“Indenture”) and the Second Amended and Restated Credit Agreement, dated as of December 27, 2012, among the Company, certain lenders party thereto, and Bank of America, N.A., as the Administrative Agent, as amended, restated, supplemented or modified from time to time the (“Credit Agreement”), or to which any of the property or assets of the Company or any of its subsidiaries is subject (each, an “Existing Instrument”), or (ii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority to which any of the property or assets of the Company or any of its subsidiaries is subject, except in the case of clauses (i) and (ii) above, for such Defaults and violations as would not, individually or in the aggregate, result in a Material Adverse Change. The Company’s execution, delivery and performance of this Agreement, the issuance and delivery of the Securities, and consummation of the transactions contemplated hereby and by the Registration Statement, the Pricing Disclosure Package or the Prospectus, (i) will not result in any violation of the provisions of the charter, bylaws or similar constitutive document of the Company, (ii) will not, as it relates to the Company’s subsidiaries, to the Company’s knowledge, conflict with or constitute a breach of, or Default or a Debt Repayment Triggering Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, or require the consent of any other party to, any Existing Instrument, except for such conflicts, Debt Repayment Triggering Events, breaches, Defaults, liens, charges or encumbrances as would not, individually or in the aggregate, result in a Material Adverse Change, and such consents that, if not obtained, would not, individually or in the aggregate, result in a Material Adverse Change and (iii) will not, as it relates to the Company’s subsidiaries, to the Company’s knowledge, result in any violation of any law, administrative regulation or administrative or court decree applicable to the Company or any of its subsidiaries, except for such violations as would not, individually or in the aggregate, result in a Material Adverse Change. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency is required for the Company’s execution, delivery and performance of this Agreement, the issuance and delivery of the Securities, and consummation of the transactions contemplated hereby and thereby and in the Registration Statement, the Pricing Disclosure Package and the Prospectus, except for such consent, approval, authorization, order, registration or filing (i) that have been, or will be prior to the Closing Date, obtained or made by the Company, as applicable, and are, or will be prior to the Closing Date, in full force and effect, applicable laws and under the Securities Act, applicable securities laws of the several states of the United States or provinces of Canada or rules of the New York Stock Exchange, (ii) that have been, or will be obtained or made by the Company, as applicable, and are, or will be, in full force and effect, under applicable governmental gaming regulations, or (iii) which, individually or in the aggregate, would not result in a Material Adverse Change. As used herein, “Debt Repayment Triggering Event” means any event or condition which gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries, except for any the redemption of the 7.125% senior subordinated notes due 2016 as contemplated by the Prospectus.
(o)    No Material Actions or Proceedings. Except as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package or the Prospectus, there are no legal or governmental actions, suits or proceedings pending or, to the best of the Company’s knowledge, threatened (i) against or affecting the Company or any of its subsidiaries or (ii) which has as the subject thereof any property owned or leased by, the Company or any of its subsidiaries, which action, suit or proceeding, if determined adversely to the Company or any of its subsidiaries, would result in a Material Adverse Change or would prevent or prohibit the consummation of the transactions contemplated by this Agreement. Except as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package or the Prospectus, no material labor dispute with the employees of the Company or any of its subsidiaries exists or, to the best of the Company’s knowledge, is threatened or imminent.
(p)    Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement, the Pricing Disclosure Package or the Prospectus or to be filed as exhibits to the Registration Statement which have not been so described and filed as required.
(q)    Intellectual Property Rights. Except as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package or the Prospectus, the Company and its subsidiaries own or possess sufficient trademarks, trade names, patent rights, copyrights, licenses, approvals, trade secrets and other similar rights (collectively, “Intellectual Property Rights”) reasonably necessary to conduct their businesses as now conducted, except for such Intellectual Property Rights the failure of which to own or possess would not, individually or in the aggregate, result in a Material Adverse Change. Neither the Company nor any of its subsidiaries has received any written notice of infringement or conflict with asserted Intellectual Property Rights of others, which infringement or conflict, if the subject of an unfavorable decision, would result in a Material Adverse Change.

(r)    All Necessary Permits, etc. Except as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package or the Prospectus, the Company and its subsidiaries possess such valid and current certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to own, lease and operate its properties and to conduct their respective businesses as presently conducted, except where the failure to obtain any such certificate, authorization or permit would not, individually or in the aggregate, result in a Material Adverse Change. Neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Change.
(s)    Title to Properties. Except as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package or the Prospectus or as would not result in a Material Adverse Change, the Company and its subsidiaries have good and marketable title to all the properties and assets reflected as owned in the financial statements referred to in Section 1(l) hereof (or elsewhere in the Registration Statement, the Pricing Disclosure Package or the Prospectus), in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, claims and other defects). The real property, improvements, equipment and personal property held under lease by the Company or by its subsidiaries are held under valid and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property by the Company.
(t)    Tax Law Compliance. The Company and its consolidated subsidiaries have filed all necessary federal, state and foreign income and franchise tax returns and have paid all taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them, except insofar as the failure to file such returns would not have a Material Adverse Change. The Company has made adequate charges, accruals and reserves in accordance with GAAP in the applicable financial statements referred to in Section 1(l) hereof in respect of all federal, state and foreign income and franchise taxes for all periods as to which the tax liability of the Company or any of its consolidated subsidiaries has not been finally determined, except to the extent of any inadequacy that would not have a Material Adverse Change on the Company and its consolidated subsidiaries, taken as a whole.
(u)    Company Is Not an “Investment Company.” The Company has been advised of the rules and requirements under the Investment Company Act of 1940, as amended (the “Investment Company Act,” which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder). The Company is not, and after receipt of payment for the Securities and the application of the net proceeds therefrom as described in the Registration Statement, the Pricing Disclosure Package or the Prospectus, will not be, an “investment company” within the meaning of the

Investment Company Act and will conduct its business in a manner so that it will not become subject to the Investment Company Act.
(v)    Insurance. The Company and its Significant Subsidiaries are insured by recognized and, to the knowledge of the Company, financially sound institutions with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for their businesses including, without limitation, policies covering real and personal property owned or leased by the Company and its Significant Subsidiaries against theft, damage, destruction, acts of vandalism, flood and earthquakes; except that the Company and its Significant Subsidiaries are self-insured up to certain deductible and stop loss amounts for certain insurance claims as disclosed in the Registration Statement, the Pricing Disclosure Package or the Prospectus. The Company has no reason to believe that the Company or any Significant Subsidiary will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Change.
(w)    No Price Stabilization or Manipulation. The Company has not taken and will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities or to result in a violation of Regulation M under the Exchange Act.
(x)    Solvency. The Company is, and immediately after the Closing Date will be, Solvent on a consolidated basis. As used herein, the term “Solvent” means, with respect to any person on a particular date, that on such date (i) the fair market value of the assets of such person is greater than the total amount of liabilities (including contingent liabilities, but excluding any intra-company indebtedness) of such person, (ii) the present fair salable value of the assets of such person is greater than the amount that will be required to pay the probable liabilities of such person on its debts as they become absolute and matured, (iii) such person is able to realize upon its assets and pay its debts and other liabilities, including contingent obligations, as they mature and (iv) such person does not have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted.
(y)    Accounting Controls. The Company and its subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. The Company and its subsidiaries maintain internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences, (v) except as disclosed in the Pricing Disclosure Package, there are no material weaknesses or significant deficiencies in the Company’s internal controls; and (vi) the XBRL Data is prepared in accordance with the Commission's rules and guidelines applicable thereto.
(z)    Compliance with Sarbanes-Oxley. The Company and its subsidiaries and their respective officers and directors are in material compliance with the applicable provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act,” which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder).
(aa)    Disclosure Controls and Procedures. The Company maintains an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company has carried out evaluations of the effectiveness of its disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.
(bb)    Compliance with and Liability under Environmental Laws. Except as otherwise disclosed in the Registration Statement, Pricing Disclosure Package or the Prospectus or as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change: (i) each of the Company and its subsidiaries and their respective operations and facilities are in compliance with, and not subject to any known liabilities under, applicable Environmental Laws, which compliance includes, without limitation, having obtained and being in compliance with any permits, licenses or other governmental authorizations or approvals required for its operations under applicable Environmental Laws, and having made all filings and provided all financial assurances and notices, required for the ownership and operation of the business, properties and facilities of the Company or its subsidiaries under applicable Environmental Laws, and compliance with the terms and conditions thereof; (ii) neither the Company nor any of its subsidiaries has received any written communication, whether from a governmental authority, citizens group, employee or otherwise, that alleges that the Company or any of its subsidiaries is in violation of any Environmental Law; (iii) there is no claim, action or cause of action filed with a court or governmental authority to which the Company has received written notice, no investigation with respect to which the Company has received written notice, and no written notice by any person or entity alleging actual or potential liability on the part of the Company or any of its subsidiaries based on or pursuant to any Environmental Law pending or, to the best of the Company’s knowledge, threatened against the Company or any of its subsidiaries or any person or entity whose liability under or pursuant to any Environmental Law the Company or any of its subsidiaries has retained or assumed either contractually or by operation of law; (iv) neither the Company nor any of its subsidiaries is conducting or paying for, in whole or in part, any investigation, response or other corrective action pursuant to any Environmental Law at any site or facility, nor is any of them subject or a party to any order, judgment, decree, contract or agreement which imposes any obligation or liability under any Environmental Law, except for any such matters specifically disclosed in the Registration Statement, the Pricing Disclosure Package or the Prospectus; (v) no lien, charge, encumbrance or restriction has been recorded pursuant to any Environmental Law with respect to any assets, facility or property owned, operated or leased by the Company or any of its subsidiaries; and (vi) to the best of the Company’s knowledge, there are no past or present actions, activities, circumstances, conditions or occurrences, including, without limitation, the Release or threatened Release of any Material of Environmental Concern, that could reasonably be expected to result in a violation of or liability under any Environmental Law on the part of the Company or any of its subsidiaries, including without limitation, any such liability which the Company or any of its subsidiaries has retained or assumed either contractually or by operation of law.
For purposes of this Agreement, “Environment” means ambient air, indoor air, surface water, groundwater, drinking water, soil, surface and subsurface strata, and natural resources such as wetlands, flora and fauna. “Environmental Laws” means the applicable common law and all federal, state, local and foreign laws or regulations, ordinances, codes, orders, decrees, judgments and injunctions issued, promulgated or entered thereunder, relating to pollution or protection of the Environment, including without limitation, those relating to (i) the Release or threatened Release of Materials of Environmental Concern; and (ii) the manufacture, processing, distribution, use, generation, treatment, storage, transport, handling or recycling of Materials of Environmental Concern. “Materials of Environmental Concern” means any substance, material, pollutant, contaminant, chemical, waste, compound, or constituent, in any form, including without limitation, petroleum and petroleum products, that are regulated under any Environmental Law. “Release” means any release, spill, emission, discharge, deposit, disposal, leaking, pumping, pouring, dumping, emptying, injection or leaching into the Environment, or into, from or through any building, structure or facility.
(cc)    Environmental Compliance Costs. In the ordinary course of its business, the Company reviews the effect of Environmental Laws on the business, operations and properties of the Company and its subsidiaries, in order to identify and evaluate associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On this basis, the

Company has reasonably concluded that such associated costs and liabilities would not, individually or in the aggregate, result in a Material Adverse Change.
(dd)    ERISA Compliance. Except as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package or the Prospectus, the Company and each of its subsidiaries and any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974 (as amended, “ERISA,” which term, as used herein, includes the regulations and published interpretations thereunder)) established or maintained by the Company, any of its subsidiaries or their ERISA Affiliates (as defined below) are in compliance in all material respects with ERISA and, to the knowledge of the Company, each “multiemployer plan” (as defined in Section 4001 of ERISA) to which the Company, its subsidiaries or an ERISA Affiliate contributes (a “Multiemployer Plan”) is in compliance in all material respects with ERISA. “ERISA Affiliate” means, with respect to the Company or a subsidiary, any member of any group of organizations described in Section 414 of the Internal Revenue Code of 1986 (as amended, the “Code,” which term, as used herein, includes the regulations and published interpretations thereunder) of which the Company or such subsidiary is a member. No “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Company, any of its subsidiaries or any of their ERISA Affiliates. No “single employer plan” (as defined in Section 4001 of ERISA) established or maintained by the Company, any of its subsidiaries or any of their ERISA Affiliates, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined under ERISA). Except as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package or the Prospectus, neither the Company, any of its subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (ii) Sections 412, 4971, 4975 or 4980B of the Code. Each “employee benefit plan” established or maintained by the Company, any of its subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401 of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification.
(ee)    Compliance with Labor Laws. Except as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package or the Prospectus or as would not, individually or in the aggregate, result in a Material Adverse Change, (i) there is (A) no unfair labor practice complaint pending or, to the best of the Company’s knowledge, threatened against the Company or any of its subsidiaries before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements pending, or to the best of the Company’s knowledge, threatened, against the Company or any of its subsidiaries, (B) no strike, labor dispute, slowdown or stoppage pending or, to the best of the Company’s knowledge, threatened against the Company or any of its subsidiaries and (C) no union representation question existing with respect to the employees of the Company or any of its subsidiaries and, to the best of the Company’s knowledge, no union organizing activities taking place and (ii)

there has been no violation of any federal, state or local law relating to discrimination in hiring, promotion or pay of employees or of any applicable wage or hour laws.
(ff)    Related Party Transactions. No relationship, direct or indirect, exists between or among the Company on the one hand, and any “related person” (as such term is defined in Item 404 of Regulation S-K of the Exchange Act) on the other hand, which is required by the Securities Act to be disclosed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012 or its Proxy statement pursuant to Schedule 14A under the Exchange Act which is not so disclosed in, or incorporated by reference into, the Prospectus. Except as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package or the Prospectus, there are no outstanding loans, advances (except advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of their respective family members.
(gg)    No Unlawful Contributions or Other Payments. Except as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package or the Prospectus, neither the Company nor any of the subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate (as such term is defined in Rule 405 under the Securities Act) (“Affiliate”) of the Company or any of the subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the FCPA including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company and its subsidiaries and, to the knowledge of the Company, its Affiliates have conducted their businesses in compliance with the FCPA, the Bribery Act of 2010 of the United Kingdom or other applicable anti-corruption laws and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.
“FCPA” means Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.
(hh)    No Conflict with Money Laundering Laws. The operations of the Company and each of its subsidiaries are and have been conducted at all times in compliance, in all material respects, with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and, other than routine audits, no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.
(ii)    No Conflict with Sanctions Laws. Neither the Company nor any of its subsidiaries, nor, to the knowledge of the Company, any director, officer, agent, employee or Affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department, the U.S. Department of Commerce, the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject of Sanctions. The Company will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person, (i) to fund any activities of or business with any person that, at the time of such funding, is the subject of Sanctions, or is in Burma/Myanmar, Cuba, Iran, Libya, North Korea, Sudan or in any other country or territory, that, at the time of such funding, is the subject of Sanctions, or (ii) in any other manner that will result in a violation by any person (including any person participating in the offering, whether as underwriter, advisor, investor or otherwise) of Sanctions.
Any certificate signed by an officer of the Company and delivered to the Underwriters or to counsel for the Underwriters shall be deemed to be a representation and warranty by the Company to each Underwriter as to the matters set forth therein.
SECTION 2.    Purchase, Sale and Delivery of the Securities.
(a)    Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter and each Underwriter, severally and not jointly, agrees to purchase from the Company, at the price per share of $11.421 (the “Purchase Price”), that number of Initial Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof.
(b)    Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters to purchase up to an additional 2,475,000 shares of Common Stock, as set forth in Schedule A, at the Purchase Price, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities. The option hereby granted may be exercised for 30 days after the date hereof and may be exercised in whole or in part from time to time upon notice by the Underwriters to the Company setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a “Date of Delivery”) shall be determined by the Underwriters, but shall not be earlier than three full business days after the exercise of said option, unless otherwise agreed upon, and no later than seven full business days after the exercise of said option, nor in any event prior to the Closing Date. If the date of exercise of the option is one or more days before the Closing Date, the notice of exercise shall set the Closing Date as such Date of Delivery. If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter bears to the total number of Initial Securities, subject, in each case, to such adjustments as the Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional shares.
(c)    Payment. Payment of the purchase price for, and delivery of certificates for, the Initial Securities shall be made at the offices of Cahill Gordon & Reindel LLP, or at such other place as shall be agreed upon by the Underwriters and the Company, at 9:00 A.M. (New York City time) on the third (fourth, if the pricing occurs after 4:30 P.M. (New York City time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Underwriters and the Company (such time and date of payment and delivery being herein called “Closing Date”).
In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates for, such Option Securities shall be made at the above‑mentioned offices, or at such other place as shall be agreed upon by the Underwriters and the Company, on each Date of Delivery as specified in the notice from the Representatives to the Company.
Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company against delivery to the Underwriters for the respective accounts of the Underwriters at the Depository Trust Company (“DTC”) of the Securities to be purchased by them. It is understood that each Underwriter has authorized the Underwriters, for their accounts, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which they have agreed to purchase. The Representatives, individually and not as representatives of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Date or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.
(d)    Denominations; Registration. Registration in the stockholders’ register of the Company shall take place of such Initial Securities and the Option Securities, if any, in the name of Cede or such other nominee and the Shares shall be credited on the books of DTC in such denominations and registered in such names as the Underwriters may request in writing at least one full business day before the Closing Date or the relevant Date of Delivery, as the case may be. Delivery of the Initial Securities and the Option Securities, if any, shall be made through the facilities of DTC unless the Representatives shall otherwise instruct.

SECTION 3.    Additional Covenants. The Company further covenants and agrees with each Underwriter as follows:
(a)    Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b), will comply with the requirements of Rule 430B, and will notify the Underwriters immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective or any amendment or supplement to the Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus, including any document incorporated by reference therein or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(d) or 8(e) of the Securities Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the Securities Act in connection with the offering of the Securities. The Company will effect all filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order, prevention or suspension and, if any such order is issued, to obtain the lifting thereof at the earliest possible moment.
(b)    Continued Compliance with Securities Laws. The Company will comply with the Securities Act, the Securities Act Regulations, the Exchange Act and the Exchange Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Registration Statement, the Pricing Disclosure Package and the Prospectus. If at any time when a prospectus relating to the Securities is (or, but for the exception afforded by Rule 172 of the Securities Act Regulations (“Rule 172”), would be) required by the Securities Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the reasonable opinion of counsel for the Underwriters or for the Company, to (i) amend the Registration Statement in order that the Registration Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) amend or supplement the Pricing Disclosure Package or the Prospectus in order that the Pricing Disclosure Package or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time the Prospectus is delivered to a purchaser or (iii) amend the Registration Statement or amend or supplement the Pricing Disclosure Package or the Prospectus, as the case may be, in order to comply with the requirements of the Securities Act or the Securities Act Regulations, the Company will promptly (A) give the Underwriters notice of such event, (B) prepare any amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, the Pricing Disclosure Package or the Prospectus comply with such requirements and, a reasonable amount of time prior to any proposed filing or use, furnish the Underwriters with copies of any such amendment or supplement and (C) file with the Commission any such amendment or supplement; provided that the Company shall not file or use any such amendment or supplement to which the Underwriters or counsel for the Underwriters shall reasonably object. The Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request. The Company has given the Underwriters notice of any filings made pursuant to the Exchange Act or Exchange Act Regulations within 48 hours prior to the Time of Sale; the Company will give the Underwriters notice of its intention to make any such filing from the Time of Sale to the Closing Date and will furnish the Underwriters with copies of any such documents a reasonable amount of time prior to such proposed filing, as the case may be, and will not file or use any such document to which the Underwriters or counsel for the Underwriters shall reasonably object.
(c)    Delivery of Registration Statements. The Company will deliver to the Underwriters and counsel for the Underwriters, without charge and only upon request, three signed copies of the Registration Statement as originally filed and each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Underwriters, without charge, a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S‑T.
(d)    Delivery of Prospectuses. The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the Securities Act. The Company will furnish to each Underwriter, without charge, during the period when a prospectus relating to the Securities is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the Securities Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S‑T.
(e)    Blue Sky Compliance. The Company shall cooperate with the Underwriters and counsel for the Underwriters to qualify or register (or to obtain exemptions from qualifying or registering) all or any part of the Securities for offer and sale under the securities laws of the several states of the United States, the provinces of Canada or any other jurisdictions reasonably designated by the Underwriters, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Securities. The Company shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation. The Company will advise the Underwriters promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Securities for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use their commercially reasonable efforts to obtain the withdrawal thereof at the earliest possible moment.
(f)    Rule 158. The Company will timely file such reports pursuant to the Exchange Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the Securities Act.
(g)    Use of Proceeds. The Company shall apply the net proceeds from the sale of the Securities sold by it in the manner described under the caption “Use of Proceeds” in the Registration Statement, the Pricing Disclosure Package and the Prospectus.
(h)    Listing. The Company will use its best efforts to effect and maintain the listing of the Securities on the New York Stock Exchange.
(i)    Restriction on Sale of Securities. During a period of 90 days from the date of the Prospectus, the Company will not, without the prior written consent of the Representatives (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file any registration statement under the Securities Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Securities to be sold hereunder, (B) any shares of Common Stock issued by the Company upon the exercise of an equity compensation award or warrant or the conversion of a security outstanding on the date hereof and referred to in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (C) any shares of Common Stock issued, or equity compensation awards to purchase or rights to acquire Common Stock granted pursuant to any existing equity compensation plans, including any equity incentive plans, of the Company, referred to in the Registration Statement, the Pricing Disclosure Package and the Prospectus, and (D) any shares of Common Stock issued pursuant to any non-employee director stock plan or dividend reinvestment plan referred to in the Registration Statement, the Pricing Disclosure Package and the Prospectus. Notwithstanding the foregoing, if (1) during the last 17 days of the 90-day restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs or (2) prior to the expiration of the 90-day restricted period, the Company announces that it will issue an earnings release or becomes aware that material news or a material event will occur during the 16-day period beginning on the last day of the 90-day restricted period, the restrictions imposed in this clause (i) shall continue to apply until the expiration of the 18-day period beginning on the date of the issuance of the earnings release or the occurrence of the material news or material event, unless the Representatives waive, in writing, such extension; provided, however, that such extension of the lock-up period shall not apply if, (i) at the expiration of the lock-up period, the Securities are “actively traded securities” (as defined in Regulation M) and (ii) the Company meets the applicable requirements of paragraph (a)(1) of Rule 139 under the Securities Act in the manner contemplated by NASD Rule 2711(f)(4) of the FINRA Manual.
(j)    Reporting Requirements. The Company, during the period when a Prospectus relating to the Securities is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the Securities Act, will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and Exchange Act Regulations. Additionally, the Company shall report the use of proceeds from the issuance of the Shares as may be required under Rule 463 under the Securities Act.
(k)    Issuer Free Writing Prospectuses. The Company agrees that, unless it obtains the prior consent of the Underwriters, it will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus,” or a portion thereof, required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the Underwriters will be deemed to have consented to the Issuer Free Writing Prospectuses listed on Schedule B-2 hereto and any “road show that is a written communication” within the meaning of Rule 433(d)(8)(i) that has been reviewed by the Underwriters. The Company represents that it has treated or agrees that it will treat each such free writing prospectus consented to, or deemed consented to, by the Underwriters as an “issuer free writing prospectus,” as defined in Rule 433, and that it has complied and will comply with the applicable requirements of Rule 433 with respect thereto, including timely filing with the Commission where required, legending and record keeping. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, any preliminary prospectus or the Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Underwriters and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission; provided, however, that the foregoing provisions shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon, and in conformity with, the written information furnished to the Company by or on behalf of any Underwriter specifically for use therein.
The Representatives, on behalf of the several Underwriters, may, in their sole discretion, waive in writing the performance by the Company of any one or more of the foregoing covenants or extend the time for their performance.

SECTION 4.    Payment of Expenses. The Company agrees to pay all costs, fees and expenses incurred in connection with the performance of their obligations hereunder and in connection with the transactions contemplated hereby, including, without limitation, (i) all expenses incident to the issuance and delivery of the Securities (including all printing and engraving costs), (ii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Securities to the Underwriters, (iii) all fees and expenses of the Company’s counsel, independent public or certified public accountants, (iv) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement, Pricing Disclosure Package and the Prospectus (including financial statements and exhibits), all amendments and supplements thereto and this Agreement, (v) all filing fees, attorneys’ fees and expenses incurred by the Company or the Underwriters in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Securities for offer and sale under the securities laws of the several states of the United States, the provinces of Canada or other jurisdictions designated by the Underwriters (including, without limitation, the cost of preparing, printing and mailing preliminary and final blue sky or legal investment memoranda and any related supplements to the Pricing Disclosure Package or the Prospectus), (vi) the fees and expenses of the transfer agent, including the fees and disbursements of counsel for the transfer agent, (vii) all fees and expenses (including fees and expenses of counsel) of the Company in connection with the performance by the Company of its obligations under this Agreement, (viii) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review by FINRA of the terms of the sale of the Securities, to the extent that such a review takes place, (ix) the fees and expenses incurred in connection with the listing of the Securities on the New York Stock Exchange and (x) the costs and expenses (including, without limitation, any damages or other amounts payable in connection with legal or contractual liability) associated with the reforming of any contracts for sale of the Securities made by the Underwriters caused by a breach of the representation contained in the third sentence of Section 1(b). Notwithstanding anything herein to the contrary, in no event shall the Company be required to pay, in the aggregate, in excess of $5,000.00 of fees or disbursements to, or expenses of, counsel for the Underwriters pursuant to clauses (v) and (viii). Except as expressly provided in this Section 4 and Sections 6, 8 and 9 hereof, the Underwriters shall pay their own expenses, including the fees and disbursements of their counsel.
SECTION 5.    Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Securities as provided herein on the Closing Date shall be subject to the accuracy of the representations and warranties on the part of the Company set forth in Section 1 hereof as of the date hereof and as of the Closing Date as though then respectively made and to the timely performance by the Company of its covenants and other obligations hereunder, and to each of the following additional conditions:
(a)    Effectiveness of Registration Statement. The Registration Statement has become effective and, on the Closing Date, no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the Securities Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated; and the Company has complied with each request (if any) from the Commission for additional information.
(b)    Accountants’ Comfort Letter. On the date hereof, the Underwriters shall have received from (i) Deloitte & Touche LLP, the independent registered public accounting firm for the Company and its consolidated subsidiaries, a “comfort letter” dated the date hereof addressed to the Underwriters and the Company, in form and substance satisfactory to the Underwriters, covering the financial information in the Pricing Disclosure Package and other customary matters, (ii) Deloitte & Touche LLP, the independent registered public accounting firm for Peninsula Gaming, LLC and its consolidated subsidiaries, a “comfort letter” dated the date hereof addressed to the Underwriters and the Company, in form and substance satisfactory to the Underwriters, covering the financial information in the Pricing Disclosure Package and other customary matters and (iii) Deloitte & Touche LLP, the independent registered public accounting firm for Marina District Development, LLC and its consolidated subsidiaries, a “comfort letter” dated the date hereof addressed to the Underwriters and the Company, in form and substance satisfactory to the Underwriters, covering the financial information in the Pricing Disclosure Package and other customary matters. In addition, on the Closing Date, the Underwriters shall have received from such accountants a “bring-down comfort letter” dated the Closing Date addressed to the Underwriters and the Company, in form and substance satisfactory to the Underwriters, in the form of the “comfort letter” delivered on the date hereof, except that (i) it shall cover the financial information in the Prospectus and any amendment or supplement thereto and (ii) procedures shall be brought down to a date no more than five (5) days prior to the Closing Date.
(c)    No Material Adverse Change or Ratings Agency Change. For the period from and after the date of this Agreement and prior to the Closing Date:
(i)    in the judgment of the Underwriters there shall not have occurred any Material Adverse Change; and
(ii)    there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded the Company or any of its subsidiaries or any of their securities or indebtedness by any “nationally recognized statistical rating organization” registered under Section 15E of the Exchange Act.
(d)    Opinions and Negative Assurance Statement of Counsels for the Company. On the Closing Date, the Underwriters shall have received (i) an opinion and negative assurance letter, dated the Closing Date, of Morrison & Foerster LLP, counsel for the Company, substantially in the forms of Exhibits A-1 and A-2, respectively, and (ii) an opinion, dated the Closing Date, of McDonald Carano Wilson LLP, special counsel for the Company, substantially in the form of Exhibit B.
(e)    Opinion of Counsel for the Underwriters. On the Closing Date the Underwriters shall have received the favorable opinion of Cahill Gordon & Reindel LLP, counsel for the Underwriters, dated as of such Closing Date, with respect to such matters as may be reasonably requested by the Underwriters.
(f)    Officers’ Certificate. On the Closing Date the Underwriters shall have received a written certificate executed by the Chairman of the Board, Chief Executive Officer, President, Senior Vice President or any Vice President of the Company and the Chief Financial Officer, Treasurer, Chief Accounting Officer or Vice President of Finance of the Company, dated as of the Closing Date, to the effect set forth in Section 5(a) hereof, and further to the effect that:
(i)    for the period from and after the date of this Agreement and prior to the Closing Date there has not occurred any Material Adverse Change;
(ii)    the representations, warranties and covenants of the Company set forth in Section 1 hereof were true and correct as of the Time of Sale and are true and correct as of the Closing Date with the same force and effect as though expressly made on and as of the Closing Date;
(iii)    the Company has complied with all the agreements hereunder and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date; and
(iv)    no stop order suspending the effectiveness of the Registration Statement under the Securities Act has been issued, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to their knowledge, contemplated.
(g)    Approval of Listing. At the Closing Date, the Securities shall have been approved for listing on the New York Stock Exchange, subject only to official notice of issuance.
(h)    Lock-up Agreements. At the date of this Agreement, the Underwriters shall have received an agreement substantially in the form of Exhibit C hereto signed by the persons listed on Schedule C hereto.
(i)    Good Standing. The Representatives shall have received on and as of the Closing Date satisfactory evidence of the good standing of the Company in its jurisdiction of organization and its good standing as a foreign entity in such other jurisdictions as the Representatives may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.
(j)    Conditions to Purchase of Option Securities. In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company and any of its subsidiaries shall be true and correct as of each Date of Delivery and, if such Date of Delivery is not the same date as the Closing Date, at such relevant Date of Delivery, the Underwriters shall have received:

(i)    a written certificate, dated such Date of Delivery, executed by the Chairman of the Board, Chief Executive Officer, President, Senior Vice President or any Vice President of the Company and the Chief Financial Officer, Treasurer, Chief Accounting Officer or Vice President of Finance of the Company, confirming that the certificate delivered at the Closing Date pursuant to Section 5(f) hereof remains true and correct as of such Date of Delivery;
(ii)    an opinion and negative assurance letter, dated such Date of Delivery, of Morrison & Foerster LLP, counsel for the Company, and an opinion, dated such Date of Delivery, of McDonald Carano Wilson LLP, special counsel for the Company, each relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(d) hereof;
(iii)    the favorable opinion of Cahill Gordon & Reindel LLP, counsel for the Underwriters, dated as of such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise with respect to such matters as may be reasonably requested by the Underwriters; and
(iv)    a “bring-down comfort letter” from Deloitte & Touche LLP, dated such Date of Delivery addressed to the Underwriters and the Company, substantially in the same form and substance as the letter furnished to the Underwriters pursuant to Section 5(b) hereof, except that the “specified date” in the letter furnished pursuant to this paragraph shall be a date not more than three business days prior to such Date of Delivery.
If any condition specified in this Section 5 is not satisfied when and as required to be satisfied, this Agreement, or, in the case of any condition to the purchase of Option Securities on a Date of Delivery which is after the Closing Date, the obligations of the several Underwriters to purchase the relevant Option Securities, may be terminated by the Underwriters by written notice to the Company at any time on or prior to the Closing Date or the Date of Delivery, as applicable, which termination shall be without liability on the part of any party to any other party, except that Sections 4, 6, 8 and 9 hereof shall at all times be effective and shall survive such termination.
SECTION 6.    Reimbursement of Underwriters’ Expenses. If this Agreement is terminated by the Underwriters pursuant to Section 5, Section 10(ii) or Section 10(v) hereof, including if the sale to the Underwriters of the Securities on the Closing Date is not consummated because of any refusal, inability or failure on the part of the Company to perform any agreement herein or to comply with any provision hereof (except for any such refusal, inability or failure on the part of the Company to the extent that it is directly caused by any action or inaction on the part of the Underwriters), the Company agrees to reimburse the Underwriters, severally, upon demand for all out-of-pocket expenses that shall have been reasonably incurred by the Underwriters in connection with the proposed purchase and the offering and sale of the Securities, including, without limitation, fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges.

SECTION 7.    [Reserved].
SECTION 8.    Indemnification.
(a)    Indemnification of the Underwriters. The Company agrees to indemnify and hold harmless each Underwriter, its Affiliates, directors, officers and employees, and each person, if any, who controls any Underwriter within the meaning of the Securities Act and the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Underwriter, Affiliate, director, officer, employee or controlling person may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company or as otherwise permitted under Section 8(d) hereof), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto) including any information deemed to be a part thereof pursuant to Rule 430B, any preliminary prospectus, any Issuer Free Writing Prospectus, the Pricing Disclosure Package or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and to reimburse each Underwriter and each such Affiliate, director, officer, employee or controlling person for any and all expenses (including the fees and disbursements of counsel chosen by the Representatives) as such expenses are reasonably incurred by such Underwriter or such Affiliate, director, officer, employee or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply, with respect to an Underwriter, to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by such Underwriter expressly for use in the Registration Statement (or any amendment thereto) including any information deemed to be a part thereof pursuant to Rule 430B, any preliminary prospectus, any Issuer Free Writing Prospectus, the Pricing Disclosure Package or the Prospectus (or any amendment or supplement thereto). The indemnity agreement set forth in this Section 8(a) shall be in addition to any liabilities that the Company may otherwise have.
(b)    Indemnification of the Company. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its Affiliates, each of their respective directors, officers and employees, and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company, its Affiliates or any such director, officer, employee or controlling person may become subject, under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter or as otherwise permitted under Section 8(d) hereof), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto) including any information deemed to be a part thereof pursuant to Rule 430B, any preliminary prospectus, any Issuer Free Writing Prospectus, the Pricing Disclosure Package or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement (or any amendment thereto) including any information deemed to be a part thereof pursuant to Rule 430B, any preliminary prospectus, any Issuer Free Writing Prospectus, the Pricing Disclosure Package or the Prospectus (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Company by such Underwriter expressly for use therein; and to reimburse the Company and each such director, officer, employee or controlling person for any and all expenses (including the fees and disbursements of counsel) as such expenses are reasonably incurred by the Company or such director, officer, employee or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. The Company hereby acknowledges that the only information that the Underwriters have furnished to the Company expressly for use in the Registration Statement (or any amendment thereto) including any information deemed to be a part thereof pursuant to Rule 430B, any preliminary prospectus, any Issuer Free Writing Prospectus, the Pricing Disclosure Package or the Prospectus (or any amendment or supplement thereto) are the statements set forth (i) in the first paragraph under the heading “Commissions and Discounts”, (ii) the second and third paragraphs under the heading “Price Stabilization, Short Positions”, (iii) the paragraph under the heading “Electronic Offer, Sale and Distribution of Shares” and (iv) the first paragraph under the heading “Notice To Prospective Investors in the European Economic Area” under the section titled “Underwriting” in the preliminary prospectus and the Prospectus. The indemnity agreement set forth in this Section 8(b) shall be in addition to any liabilities that each Underwriter may otherwise have.
(c)    Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; provided that the failure to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party under this Section 8 except to the extent that it has been materially prejudiced by such failure (through the forfeiture of substantive rights and defenses) and shall not relieve the indemnifying party from any liability that the indemnifying party may have to an indemnified party other than under this Section 8. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the immediately preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with local counsel (in each jurisdiction)), which shall be approved by the indemnifying party (in the case of Section 8(a) and 9 hereof, the Representatives, representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.
(d)    Settlements. The indemnifying party under this Section 8 shall not be liable for any settlement of any proceeding effected without its written consent, which will not be unreasonably withheld, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by this Section 8, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request or disputed in good faith the indemnified party’s entitlement to such reimbursement prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (ii) does not include any statements as to or any findings of fault, culpability or failure to act by or on behalf of any indemnified party.
SECTION 9.    Contribution. If the indemnification provided for in Section 8 hereof is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company, and the total discount received by the Underwriters bear to the aggregate initial offering price of the Securities. The relative fault of the Company, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or the Underwriters, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 8 hereof, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in Section 8 hereof with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 9; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 8 hereof for purposes of indemnification.
The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 9.
Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the discounts and commissions received by such Underwriter in connection with the Securities distributed by it. No person guilty of fraudulent misrepresentation (within the meaning of Section 11 of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 9 are several, and not joint, in proportion to their respective commitments as set forth opposite their names in Schedule A. For purposes of this Section 9, each Affiliate, director, officer and employee of an Underwriter and each person, if any, who controls an Underwriter within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of the Company, and each person, if any, who controls the Company with the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Company.
SECTION 10.    Termination of this Agreement. Prior to the Closing Date, this Agreement may be terminated by the Underwriters by written notice given to the Company if at any time: (i) a general banking moratorium shall have been declared by any federal or New York authorities; (ii) trading of the common stock issued by the Company shall have been suspended on the New York Stock Exchange; (iii) trading generally on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq Global Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA or any other governmental authority; (iv) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States’ or international political, financial or economic conditions, in each case as in the judgment of the Representative is material and adverse and makes it impracticable or inadvisable to proceed with the offering sale or delivery of the Securities in the manner and on the terms described in the Pricing Disclosure Package or to enforce contracts for the sale of securities; or (v) in the judgment of the Representatives there shall have occurred any Material Adverse Change. Any termination pursuant to this Section 10 shall be without liability on the part of (i) the Company to any Underwriter, except that the Company shall be obligated to reimburse the expenses of the Underwriter as described in Sections 4 and 6 hereof, (ii) any Underwriter to the Company, or (iii) any party hereto to any other party except that the provisions of Sections 8 and 9 hereof shall at all times be effective and shall survive such termination.
SECTION 11.    Representations and Indemnities to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Company, its officers and the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, the Company, or any of their partners, officers or directors or any controlling person, as the case may be, and will survive delivery of and payment for the Securities sold hereunder and any termination of this Agreement.
SECTION 12.    Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered, couriered or facsimiled and confirmed to the parties hereto as follows:
If to the Underwriters:
Deutsche Bank Securities Inc.
60 Wall Street, 4th Floor
New York, New York 10005
Attention: Equity Capital Markets – Syndicate Desk
Facsimile: (212) 797-9344

with a copy to

Deutsche Bank Securities Inc.
60 Wall Street, 36th Floor
New York, New York 10005
Attention: General Counsel
Facsimile: (212) 797-4564

and

J.P. Morgan Securities LLC
383 Madison Avenue
New York, New York 10179
Facsimile: (212) 622-8358
Attention: Equity Syndicate Desk

with a copy (which shall not constitute notice) to:

Cahill Gordon & Reindel LLP
80 Pine Street
New York, New York 10005
Facsimile: (212) 269-5420
Attention: William J. Miller
If to the Company:

Boyd Gaming Corporation
3883 Howard Hughes Parkway, 9th Floor
Las Vegas, NV 89169
Facsimile: (702) 792-7214
Attention: Josh Hirsberg
and
Facsimile: (702) 696-1114
Attention: Brian A. Larson

With a copy (which shall not constitute notice) to:

Morrison & Foerster LLP
425 Market Street
San Francisco, California 94105
Facsimile: (415) 268-7522
Attention: Brandon C. Parris

Any party hereto may change the address or facsimile number for receipt of communications by giving written notice to the others.
SECTION 13.    Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, and to the benefit of the indemnified parties referred to in Sections 8 and 9 hereof, and in each case their respective successors, and no other person will have any right or obligation hereunder. The term “successors” shall not include any purchaser of the Securities from any of the Underwriters merely by reason of such purchase.
SECTION 14.    [Reserved].
SECTION 15.    Partial Unenforceability. The invalidity or unenforceability of any section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph or provision hereof. If any section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.
SECTION 16.    Governing Law Provisions, Consent to Jurisdiction and Waiver of Jury Trial.
(a)    THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THEREOF.
(b)    Furthermore, any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the federal courts of the United States of America located in the City and County of New York or the courts of the State of New York in each case located in the City and County of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for suits, actions, or proceedings instituted in regard to the enforcement of a judgment of any Specified Court in a Related Proceeding, as to which such jurisdiction is non-exclusive) of the Specified Courts in any Related Proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any Related Proceeding brought in any Specified Court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any Specified Proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any Specified Court that any Related Proceeding brought in any Specified Court has been brought in an inconvenient forum.
(c)    Waiver of Jury Trial. The Company and each Underwriter hereby waive all right to trial by jury in any proceeding (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The Company and each Underwriter agree that a final judgment in any such proceeding brought in any such court shall be conclusive and binding upon such Person and may be enforced in any other courts in the jurisdiction of which such Person(s) are or may be subject, by suit upon such judgment.
SECTION 17.    Default of One or More of the Several Underwriters. If one or more of the Underwriters shall fail on the Closing Date or a Date of Delivery to purchase the Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Underwriters shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non‑defaulting Underwriters, or any other underwriters or other persons satisfactory to the Company on the terms contained in this Agreement, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth. If, within 24 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Defaulted Securities, then the Company shall be entitled to a further period of 24 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Defaulted Securities on such terms. If, however, the Underwriters shall not have completed such arrangements within the first 24 hour period and the Company has not been able to procure other persons satisfactory to the non-defaulting Underwriters during the second 24 hour period, then:
(i)    if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non‑defaulting Underwriters shall be obligated, severally, to purchase the full amount of Defaulted Securities thereof in proportion to the respective numbers of Securities which they are obligated to purchase hereunder, or
(ii)    if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the Underwriters to purchase, and the Company to sell, the Option Securities to be purchased and sold on such Date of Delivery shall terminate without liability on the part of any non‑defaulting Underwriter or the Company, except to the extent provided in Section 4 for any non-defaulting Underwriter and except that the provisions of Section 8 hereof shall not terminate and shall remain in effect.
No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.
In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Date, which does not result in a termination of the obligation of the Underwriters to purchase and the Company to sell the relevant Initial Securities or Option Securities, as the case may be, either the (i) Representatives or (ii) the Company shall have the right to postpone the Closing Date or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement, the Pricing Disclosure Package or the Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 17.

SECTION 18.    No Advisory or Fiduciary Responsibility. The Company acknowledges and agree that: (i) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, and the Company is capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company or its Affiliates, stockholders, creditors or employees or any other party; (iii) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement; (iv) the several Underwriters and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and the several Underwriters have no obligation to disclose any of such interests by virtue of any fiduciary or advisory relationship; and (v) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby, and the Company have consulted their own legal, accounting, regulatory and tax advisors to the extent they deemed appropriate.
The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the several Underwriters with respect to any breach or alleged breach of fiduciary duty.
SECTION 19.    General Provisions. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by telecopier, facsimile, email or other electronic transmission (i.e., a “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart thereof. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.
SECTION 20.    Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.
[Signature Pages Follow]

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.
Very truly yours,
BOYD GAMING CORPORATION
By:    /s/ Josh Hirsberg
    Name:    Josh Hirsberg
    Title:    Senior Vice President, Chief
        Financial Officer and Treasurer

The foregoing Underwriting Agreement is hereby confirmed and accepted by the Underwriters as of the date first above written.

By: DEUTSCHE BANK SECURITIES INC.

For itself and on behalf of the
several Underwriters listed
in Schedule A hereto.

By: /s/ Jeremy Fox
Name: Jeremy Fox
Title: Managing Director

By: /s/ Francis M. Windels
Name: Francis M. Windels
Title: Managing Director

By: J.P. MORGAN SECURITIES LLC

For itself and on behalf of the
several Underwriters listed
in Schedule A hereto.

By:    [ILLEGIBLE]_______________
    Authorized Signatory

SCHEDULE A

		Maximum
	Number of	Number of
Name of Underwriter	Initial Securities	Option Securities
Deutsche Bank Securities Inc.	4,125,000	618,750
J.P. Morgan Securities LLC	4,125,000	618,750
Merrill Lynch, Pierce, Fenner & Smith Incorporated	1,815,000	272,250
Wells Fargo Securities, LLC	1,815,000	272,250
UBS Securities LLC	1,443,750	216,563
Credit Suisse Securities (USA) LLC	1,113,750	167,062
Nomura Securities International, Inc.	1,113,750	167,062
BNP Paribas Securities Corp.	948,750	142,313

Total	16,500,000	2,475,000

Schedule A-1

SCHEDULE B-1
Pricing Terms

1.	The Company is selling 16,500,000 shares of Common Stock.

2.	The Company has granted an option to the Underwriters, severally and not jointly, to purchase up to an additional 2,475,000 shares of Common Stock.

3.	The public offering price per share for the Securities shall be $12.00.

Schedule B-1-1

SCHEDULE B-2

Free Writing Prospectuses
[SPECIFY EACH ISSUER GENERAL USE FREE WRITING PROSPECTUS]

Schedule B-2-1

SCHEDULE C

List of Persons and Entities Subject to Lock-up

Robert L. Boughner
William S. Boyd
William R. Boyd
Richard E. Flaherty
Thomas V. Girardi
Marianne Boyd Johnson
Maj. Gen. Billy G. McCoy, Ret. USAF
Frederick J. Schwab
Keith E. Smith
Christine J. Spadafor
Peter M. Thomas
Veronica J. Wilson
Josh Hirsberg
Brian A. Larson
Paul J. Chakmak

Schedule C-1

EXHIBIT A-1
FORM OF OPINION

MORRISON & FOERSTER LLP

Exhibit A-1

EXHIBIT A-2
FORM OF NEGATIVE ASSURANCE LETTER OF

MORRISON & FOERSTER LLP

Exhibit A-1

EXHIBIT B
FORM OF OPINION

MCDONALD CARANO WILSON LLP

Exhibit B-1

EXHIBIT C
FORM OF LOCK-UP AGREEMENT
[ ], 2013
Deutsche Bank Securities Inc.
J.P. Morgan Securities LLC
As Representatives of the several
Underwriters listed on Schedule A hereto

c/o Deutsche Bank Securities Inc.
60 Wall Street, 4th Floor
New York, New York 10005

c/o J.P. Morgan Securities LLC
383 Madison Avenue
New York, New York 10179

As Representatives of the several
Underwriters listed on Schedule A
To the Underwriting Agreement

Re:    Proposed Public Offering by Boyd Gaming Corporation
Dear Sirs:
The undersigned stockholder (who is also an officer and/or director) understands that Deutsche Bank Securities Inc. (“Deutsche Bank”) and J.P. Morgan Securities LLC (“J.P. Morgan” and together with Deutsche Bank, the “Representatives”) propose to enter into a Underwriting Agreement (the “Underwriting Agreement”) with Boyd Gaming Corporation (the “Company”) providing for the public offering of shares (the “Securities”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”). In recognition of the benefit that such an offering will confer upon the undersigned as a stockholder (and an officer and/or director), and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each underwriter to be named in the Underwriting Agreement that, during the period beginning on the date hereof and ending on the date that is 45 days from the date of the Underwriting Agreement (subject to extensions as discussed below), the undersigned will not, without the prior written consent of the Representatives, directly or indirectly, (i) offer, enter into a pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of the Company’s Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition (collectively, the “Lock-Up Securities”), or exercise any right with respect to the registration of any of the Lock-up Securities, or file or cause to be filed any registration statement in connection therewith, under the Securities Act of 1933, as amended (the “Securities Act”), or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Securities, whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise.
The restrictions set forth in the immediately preceding paragraph shall not apply to any transfers made by the undersigned:

(i)	as a bona fide gift or gifts; or

(ii)
to any immediate family of the undersigned (for purposes of this lock-up agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin) or to any trust for the direct or indirect benefit of the undersigned or any immediate family of the undersigned; or

(iii)	as a distribution to limited partners, members or stockholders of the undersigned; or

(iv)	to the undersigned’s affiliates or to any investment fund or other entity controlled or managed by the undersigned; or

(v)	as a distribution by a trust to its beneficiaries; or

(vi)	by will or intestate succession upon the death of the undersigned; or

(vii)
as forfeitures or sales of Common Stock to satisfy tax withholding obligations of the undersigned in connection with the vesting or exercise of equity awards by the undersigned pursuant to the Company’s equity compensation plans;

provided, however, that (A) in the case of any transfer described in clauses (i), (ii), (iii), (iv), (v), it shall be a condition to the transfer that the transferee executes and delivers to the Representatives, not later than one business day prior to such transfer, a written agreement, in substantially the form of this agreement, and (B) if the undersigned is required to file a report under Section 16(a) of the Securities Exchange Act of 1934, as amended, reporting a reduction in beneficial ownership of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or during the period covered by this agreement (as the same may be extended as described below), the undersigned shall, if applicable, include a statement in such report to the effect that such transfer is being made as a gift, by will or intestate succession or for tax withholding obligations, as applicable.
In addition, the restrictions set forth in this agreement do not apply to (i) the receipt by the undersigned from the Company of Common Stock upon the exercise by the undersigned or vesting of any equity compensation awards for Common Stock issued pursuant to the Company’s equity incentive plans, or (ii) the sale by the undersigned of such shares of Common Stock by way of net exercise, whether to cover the applicable aggregate exercise price, withholding tax obligations or otherwise, so long as such shares of Common Stock have been issued pursuant to equity compensation awards outstanding as of the date of this agreement under a Company equity compensation plan that is referred to in the Prospectus; provided that the balance of such securities received upon such vesting event or exercise will also be subject to the terms of this agreement (other than as provided in this paragraph).
The restrictions set forth in this agreement also does not apply to the establishment of a trading plan pursuant to Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, for the transfer of shares of Common Stock, provided that (i) such plan does not provide for the transfer of Common Stock during the restricted period and (ii) to the extent a public announcement or filing under the Securities Exchange Act of 1934, as amended, if any, is required of or voluntarily made by or on behalf of the undersigned or the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Common Stock may be made under such plan during the restricted period.
Furthermore, the undersigned may sell shares of Common Stock of the Company purchased by the undersigned on the open market following the Public Offering if and only if (i) such sales are not required to be reported in any public report or filing with the Securities Exchange Commission, or otherwise and (ii) the undersigned does not otherwise voluntarily effect any public filing or report regarding such sales.
Notwithstanding the foregoing, if:
(i)    during the last 17 days of the 45-day lock-up period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or
(ii)    prior to the expiration of the 45-day lock-up period, the Company announces that it will release earnings results or becomes aware that material news or a material event will occur during the 16-day period beginning on the last day of the 45-day lock-up period, the restrictions imposed by this lock-up agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, as applicable, unless the Representatives waive, in writing, such extension; provided, however, that such extension of the lock-up period shall not apply if, (i) at the expiration of the lock-up period, the Securities are “actively traded securities” (as defined in Regulation M) and (ii) the Company meets the applicable requirements of paragraph (a)(1) of Rule 139 under the Securities Act in the manner contemplated by NASD Rule 2711(f)(4) of the FINRA Manual.
If (i) for any reason the Underwriting Agreement shall be terminated prior to the “Time of Sale” (as defined in the Underwriting Agreement) or (ii) the Underwriting Agreement is not

executed on or prior to August 15, 2013, this agreement shall be terminated and the undersigned shall be released from its obligations hereunder.
The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Lock-Up Securities except in compliance with the foregoing restrictions.

Very truly yours,

[Print Name]

Exhibit C-1